UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☑	Soliciting Material Pursuant to § 240.14a-12

LRAD CORPORATION

(Name of Registrant as Specified in Its Charter)

IROQUOIS CAPITAL MANAGEMENT LLC

JOSHUA SILVERMAN

RICHARD ABBE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IROQUOIS CAPITAL MANAGEMENT COMMENTS ON LRAD CORPORATION’S EARNINGS

New York, NY – February 7, 2013 – Iroquois Capital Management, LLC today commented on the first fiscal quarter earnings released by LRAD Corporation (NASDAQ: LRAD).

Iroquois Capital commented, “As the owner of more than 5% of LRAD’s common stock, we are very disappointed by LRAD’s results. The company indicated that quarterly revenues declined by 17% year over year. However, we were even more concerned by the large quarterly net loss suffered by LRAD that compares to a net profit just one year ago.”

“While management disclosed some new information that had not been previously revealed on the direction of the business and the composition of its revenues, we note that any nominal disclosure closely followed our nomination of five independent nominees to replace the company’s incumbent board. This only reinforces our belief that stockholders need representation in the LRAD boardroom because we believe that this late stage attempt at transparency is not enough to stem further deterioration in shareholder value.”

About Iroquois Capital Management

Iroquois Capital Management, LLC, is the Investment Manager for Iroquois Capital (US) LP and Iroquois Capital Offshore (Intl.) Ltd. (collectively, “The Master Fund” or “Fund”) a Hedge Fund that is focused on consistent capital appreciation across market cycles with low volatility compared to the equity markets. The fund proposes to achieve its objective by incorporating a variety of strategies in the global financial markets including, but not limited to, activist, event driven, arbitrage, long/short equity special situation and private placements. Over the past 10 years the fund has built a platform around the managers’ ability to manage risk while acting quickly to take advantage of investment opportunities in dynamic market environments.

Important Information

Security holders are advised to read the proxy statement and other documents related to the solicitation of proxies by Iroquois and its affiliates from the shareholders of LRAD Corporation for use at its 2013 annual meeting when they become available because they will contain important information, including information relating to the participants in such proxy solicitation (which may be deemed to include the nominees, Iroquois and its managers). When completed, a definitive proxy statement and a form of proxy will be mailed to stockholders of LRAD Corporation whose votes are solicited and will also be available at no charge at the Securities and Exchange Commission’s website at http://www.sec.gov. Information relating to the participants in such proxy solicitation is contained in the Schedule 13D filed by Iroquois on January 17, 2013 (the “Schedule 13D”). Except as otherwise disclosed herein or in the Schedule 13D, the participants have no interest in LRAD Corporation other than through the beneficial ownership of shares of common stock, par value $0.00001 per share, of LRAD Corporation, as disclosed in the Schedule 13D. The Schedule 13D is available at no charge at the Securities and Exchange Commission’s website at http://www.sec.gov.

Contacts

Joshua Silverman, (212) 974-3070

Iroquois Capital Management LLC

Scott Winter / Jonathan Salzberger, 212-750-5833

Innisfree M&A Incorporated